                                                                   EXHIBIT 10.17



                                                CONFIDENTIAL TREATMENT REQUESTED



                           MASTER PURCHASE AGREEMENT
                                   FOR WISMO 3

Agreement Number:  WM/HS-Wismo 3/MH-72.01

        This Master Purchase Agreement (this "Agreement") is effective as of June 12, 2001 (the "Effective Date"), by and between HANDSPRING INC., a Delaware corporation having its principal place of business at 189 Bernardo Avenue, Mountain View, California 94043, USA ("Handspring"), and WAVECOM INC., a Delaware corporation with a place of business at 610 West Ash Street, CA 92101, USA ("Wavecom"). Handspring and Wavecom are collectively referred to herein as the "Parties" and individually as a "Party".

                                    RECITALS

        1. Handspring or its Authorized Manufacturing Partner (defined below) desires to purchase certain Products (defined below) from Wavecom for incorporation into Handspring's applications and products; and

        2. Wavecom desires to sell such Products to Handspring or its Authorized Manufacturing Partner, as the case may be.

                                    AGREEMENT

        The terms and conditions of this Agreement, Exhibit A hereto, and Purchase Orders issued hereunder, shall govern all sale and purchase transactions, pertaining to the subject matter hereof, that may be entered into by Handspring or its Authorized Manufacturing Partner and Wavecom, worldwide, from time to time hereafter, unless expressly otherwise agreed in writing.

1.      DEFINITIONS

        1.1 "Authorized Manufacturing Partner" shall mean any of Handspring's manufacturing partners that are designated on Exhibit A hereto, as such Exhibit may be amended from time to time and that purchase Products, on behalf of Handspring, in compliance with the terms and conditions of this Agreement.

        1.2 "Confidential Information" shall mean all information and material relating to the Products in whole or in part, which is reasonably and necessarily disclosed or provided by Wavecom to Handspring, or by Handspring to Wavecom, in each Party's performance of its obligations under this Agreement, and any information which relates to or is derived therefrom, whether in tangible, intangible, oral, written, machine readable or human readable form.

        1.3 "Control" shall mean the power to direct the affairs of another entity by reason of (a) ownership of voting stock or other equity interests, or
(b) the ability to elect a majority of the Board of Directors or other governing body of the entity.

        1.4 "Force Majeure" shall mean any act of God, fire, natural disaster, earthquake, accident, act of government, or an act that is beyond the reasonable control of either party.

        1.5 "Handspring" shall mean Handspring, Inc., and any subsidiary or parent company or any other company in or over which Handspring or Handspring's subsidiaries or Handspring's parent company has Control.

        1.6 "Products" shall mean the products produced by Wavecom identified in Exhibit A, which conform to the specifications describing the Products provided by Wavecom to Handspring as set forth in Exhibit A hereto.

        1.7 "Purchase Order" shall mean written purchase orders as defined in
Section 2 herein.

        1.8 "Wavecom" shall mean Wavecom Inc. and any subsidiary or parent company or any other company in or over which Wavecom or Wavecom's subsidiaries or Wavecom's parent company has Control.

        1.9 "Working GPRS Software" shall mean the delivery of a production GPRS Class B protocol stack upgrade to the Wismo 3.

2.      ORDERS, ACCEPTANCE, FORECAST, DELIVERY AND SHIPMENT

        2.1 Purchase Orders. Pursuant to a written purchase order (each, a "Purchase Order") executed by the Handspring or the Authorized Manufacturing Partner and by Wavecom, Wavecom shall sell to Handspring or the Authorized Manufacturing Partner, and Handspring or the Authorized Manufacturing Partner shall purchase from Wavecom, the Products at the prices listed in Exhibit A. Handspring or the Authorized Manufacturing Partner will issue written Purchase Orders on a monthly basis to Wavecom. Such Purchase Orders shall cover a sixteen
(16) week rolling time period for the first four (4) months of production, and a twelve (12) week rolling time period thereafter, and shall be binding except as set forth in Section 2.3 below. All purchases for Products placed by Handspring or the Authorized Manufacturing Partner under this Agreement shall be governed only by the terms and conditions of this Agreement and the Purchase Order , - even if Handspring or the Authorized Manufacturing Partner fails to refer to this Agreement by its number in the Purchase Order -, notwithstanding any other terms and conditions in other Handspring, the Authorized Manufacturing Partner, or Wavecom documents. In the event the terms of this Agreement are inconsistent with the terms in a Purchase Order, the terms of this Agreement shall prevail, unless otherwise agreed to in writing by the parties. Handspring acknowledges and agrees that the issuance of Purchase Orders by the Authorized Manufacturing Partner shall not relieve Handspring from any of its obligations and liabilities under this Agreement.

        2.2 Commitment to Purchase Units. Handspring or the Authorized
Manufacturing Partner shall purchase [*] of the Products in the first [*] months starting from the date the Working GPRS Software is available to Handspring or the Authorized Manufacturing Partner. If Handspring or the Authorized
Manufacturing Partner fails to issue Purchase Orders for said quantity of Products during the above mentioned period of time, Handspring shall nevertheless be liable to Wavecom for the purchase price of said [*] units of Products less than units of Products already purchased prior to and within this time period. The Purchase Orders issued by Handspring or the Authorized
Manufacturing Partner for the purchase of those [*] units are firm, non cancelable Purchase Orders.

        2.3 Adjustments to Purchase Orders. Handspring or the Authorized
Manufacturing Partner may adjust the Purchase Order by increasing or decreasing the quantity of Products ordered prior to the scheduled delivery date as follows:

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

        2.4 Forecasts In addition to Purchase Orders issued by Handspring or the Authorized Manufacturing Partner to Wavecom, Handspring or the Authorized
Manufacturing Partner shall also prepare and submit to Wavecom no less frequently than once per month a non-binding rolling nine (9) month demand forecast established on a best efforts basis. Each such forecast may be used by Wavecom to plan for materials and production capacity.

        2.5 Liability of Handspring or the Authorized Manufacturing Partner for
Cancelled Purchase Orders. Except for Purchase Orders issued for the first [*] units under Section 2.2 which are not cancelable, if Handspring or the Authorized Manufacturing cancels a Purchase Order, Handspring or the Authorized
Manufacturing Partner shall be liable as follows:

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



* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

Furthermore, in the event that Handspring or the Authorized Manufacturing Partner cancels any or all of the Purchase Orders for Products, Wavecom shall use commercially reasonable efforts to mitigate Handspring's or its Authorized Manufacturing Partner's damages by attempting to resell any common parts or finished units of the Products to other Wavecom U.S. customers or, outside its current market to European customers, as applicable.

        2.6 Submission of Purchase Orders. Handspring or the Authorized Manufacturing Partner shall submit Purchase Orders to Wavecom in accordance with
Section 2.1 above. Purchase Orders will be submitted to Wavecom by telephone facsimile transmission, registered airmail, or any other method as the Parties may agree. All such Purchase Orders shall refer to this Agreement by its number and contain the following information:

               (a)    The quantity of the Product to be purchased;

               (b)    The purchase price, as set forth in Exhibit A;

               (c) The delivery date, which shall be no earlier than 12 weeks after Wavecom's receipt of the Purchase Order from Handspring or its Authorized Manufacturing Partner unless otherwise mutually agreed; and

               (d)    Shipping instructions.

        2.7 Purchase Order Acceptance. Wavecom shall either accept or reject Purchase Orders within five (5) working days after receipt of the Purchase Order. No Purchase Order shall be deemed accepted without Wavecom's written acceptance, which acceptance shall specify the delivery date of the Products. No total or partial cancellation of a Purchase Order already accepted by Wavecom shall be valid without Wavecom's written acceptance. Wavecom shall not withhold acceptance of increases or decreases to production schedules that are within the flexibility requirements of this Agreement as defined in Section 2.3.

        2.8 Shipment and Delivery. Unless the Parties otherwise agree, Wavecom will ship the Products in high quality commercial packaging sufficient to protect the Products during shipping and normal handling. Wavecom will ship all Products to either Handspring or the Authorized Manufacturing Partner for delivery on the date set forth in an accepted Purchase Order. Unless otherwise instructed by Handspring or the Authorized Manufacturing Partner, Wavecom shall ship to the location provided in Handspring's or the Authorized Manufacturing Partner's Purchase Order, Ex Works France, via carrier(s) and freight forwarder(s) of Handspring's choosing, and Wavecom shall insure the Products against normal transportation risks. The cost of shipment and insurance, costs of customs, duties and other taxes shall be added to the purchase price paid by Handspring or the Authorized Manufacturing Partner. Time is of the essence. Failure to meet agreed upon delivery schedules could result in costly delays to Handspring in fulfilling its customer orders; therefore, Wavecom shall notify Handspring or the Authorized Manufacturing Partner of any delay as soon as Wavecom is aware of same and shall use its best efforts to minimize such delay by working reasonable overtime at its own expense and shall notify Handspring another estimated delivery date which shall be no later than ten (10) working days after the initial scheduled delivery date. If Wavecom fails to meet Handspring's or the Authorized Manufacturing Partner's the second delivery date on all or any part of any Purchase Order, then Handspring or the Authorized Manufacturing Partner may terminate the applicable Purchase Order with no liability to Handspring or the Authorized Manufacturing Partner, or require Wavecom to ship on an expedited basis the quantity of Products via premium air transportation and Handspring's or the Authorized Manufacturing Partner's sole liability to Wavecom shall be limited to payment for the Products received and standard surface freight charges.

3.      CHANGE TO THE PRODUCTS; DISCONTINUANCE OF PRODUCTS

        3.1    Change to Products.

               (a) Wavecom may make changes in specification, construction, design, brand designation, labeling and packaging of the Product at any time. Wavecom will use best efforts to give Handspring as much advanced notice as possible for any changes made to the Product. With advance notice of each change, Wavecom will provide a detailed description of the change and information on the potential impact to Handspring's application.

               (b) If the change to the Product affects the form, fit, function or interface compatibility (electrical, mechanical, logical, etc) with Handspring's applications and products, Wavecom shall, at Handspring's request, maintain the prior version of the Product and make it available for sale to Handspring or its Authorized Manufacturing Partner for a period of six (6) months beginning on the date the new change(s) is/are implemented into the Products.

        3.2 Discontinuance of Products. In the event Wavecom unilaterally desires to discontinue the manufacture and sale of Products to Handspring, Wavecom shall use best efforts to give Handspring as much advanced notice as possible, which Wavecom anticipates should be at least twelve (12) months prior to discontinuing sales of Products under this Agreement. Handspring may issue a firm and non cancelable Purchase Order for Products at least three (3) months prior to the effective date of Product discontinuation.

4.      WAVECOM'S AND HANDSPRING'S DUTIES

        4.1 Quarterly Business Reviews. Wavecom and Handspring agree to hold quarterly business reviews at times and places mutually agreed upon for the purpose of reviewing past performance and for mutually improving future performance and communications. Each party shall be responsible for its own costs in attending these meetings and will assure that these meetings are attended by its experts in the areas to be covered.

        4.2 Request for Back Order Listings. Upon request by Handspring or the Authorized Manufacturing Partner, Wavecom shall furnish Handspring or the Authorized Manufacturing Partner a listing of all back orders and the date they will be received by Handspring or the Authorized Manufacturing Partner and will automatically expedite all Handspring high usage Products to minimize delays of such Products in fulfilling Handspring or the Authorized Manufacturing Partner Purchase Orders.

        4.3 Development and Type Approval Services. Any application product developed by Handspring that incorporates the Product requires the GSM Full Type Approval (FTA) certification by a European GSM Authority. Wavecom shall be responsible for obtaining FTA certification for Products, and Handspring shall be responsible for any FTA fees charged by the Authority. Wavecom shall be responsible for providing application product FTA support as required.

        4.4 Notice of Change of Manufacturing Location. Wavecom shall provide Handspring a minimum of three (3) months notice prior to changing the manufacturing location for Products, to enable Handspring sufficient time to qualify Products manufactured at that new location.

5.      TERM OF AGREEMENT

        The initial term of this Agreement shall be twenty-four (24) months, beginning from the Effective Date set forth above. This Agreement shall be automatically renewed for separate but successive one-year terms unless terminated by either Party by providing written notice of termination at least one hundred eighty (180) days prior to the end of the current term or as provided herein under Sections 16.1 and 16.2 below. The terms and conditions of this Agreement shall continue to apply to any Purchase Order issued hereunder until final delivery is made, even if such delivery is made after the term of this Agreement expires. Termination or expiration of this Agreement shall not affect Wavecom's obligation to provide Handspring with the notice and the last time buy opportunity in accordance with Section 3.2 above.

6.      ACCEPTANCE TESTING

        Acceptance testing, when deemed applicable by Handspring, shall be performed by Handspring or the Authorized Manufacturing Partner within thirty
(30) days after receipt of the Products in accordance with the procedures agreed upon by the Parties. Any discrepancies found as a result of such testing shall be noted in detail and if found to be non-conforming, Handspring or the Authorized Manufacturing Partner may, at its option, return the defective Products to Wavecom. Wavecom shall immediately review the cause of rejection and upon confirmation take corrective action to eliminate reoccurrence of the non-conformance. All shipping charges for returns of non-conforming Products to Wavecom shall be at Wavecom's expense. If the Product is reasonably demonstrated by Wavecom to be conforming, then Handspring will reimburse Wavecom for the shipping charges. At Wavecom's option, taking into account Handspring's needs, Wavecom shall either repair or replace any such non-conforming Products or refund the purchase price in full. Failure to inspect or reject one shipment shall not constitute a waiver of Handspring or the Authorized Manufacturing Partner's rights with respect to any other. Payment shall neither be deemed to constitute acceptance nor be a waiver of Handspring or the Authorized Manufacturing Partner's right to reject any order.

7.      PRICE; COST REDUCTION

        7.1 Prices for the Products shall be as stated in Exhibit A. Product prices stated in Exhibit A exclude freight, insurance and customs duties. [*]

        7.2 Both Parties acknowledge that it is their mutual goal to achieve a reduction in the manufacturing cost of the Products, including the possibility of obtaining alternate sources of materials, the negotiation of preferred terms with components suppliers, and the improvement of internal assembly or test methods. Wavecom shall evaluate in good faith any cost reduction proposals reasonably suggested by Handspring. Wavecom shall evaluate the impact of such changes on product quality, availability, time to implement, cost of implementation, delivery schedule and other related factors. However, Wavecom shall not be obligated to implement any cost saving proposals coming from Handspring. Upon implementation of any cost reduction proposal, Wavecom agrees to negotiate in good faith an appropriate and equitable adjustment to the per unit price of the Product. The parties agree to meet every six months to discuss cost reduction, or upon request of either party.

8.      PAYMENTS.

        8.1 Handspring or the Authorized Manufacturing Partner, as applicable, shall pay invoices ("Invoices") received from Wavecom for Products sold hereunder net thirty (30) days after the end of the month in which the Invoice was submitted. Wavecom reserves the right to request from the Authorized Manufacturing Partner a confirmed irrevocable letter of credit that shall be accepted by Wavecom prior to shipment of the Products to the Authorized Manufacturing Partner.

        8.2 Handspring guarantees the timely payment upon first written demand of all undisputed amounts due and owing by the Authorized Manufacturing Partner to Wavecom under this Agreement or any Purchase Order, including any interest related to any payment delayed. In no event shall Handspring or the Authorized Manufacturing Partner be permitted to offset any amounts owed to it by Wavecom against any amount Handspring or the Authorized Manufacturing Partner owes to Wavecom under this Agreement or any Purchase Order, or any other agreements. The attempt by the Authorized Manufacturing Partner to offset any such amounts shall not relieve Handspring of its guarantee to timely pay all undisputed amounts owed to Wavecom by the Authorized Manufacturing Partner.


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

9.      HANDSPRING'S PROPERTY

        Unless otherwise agreed in writing, all tooling, equipment or material of every description furnished to Wavecom by Handspring or specifically paid for by Handspring, and any replacements thereof or any materials affixed or attached thereto, shall be and remain the personal property of Handspring. Wavecom shall not use such property except in filling Handspring's orders. Such property while in Wavecom's custody or control shall be held at Wavecom's risk, shall be maintained in operable condition, kept insured by Wavecom at Wavecom's expense in an amount equal to the replacement cost with loss payable to Handspring and will be subject to removal at Handspring's written request.

10.     WARRANTIES; EPIDEMIC CONDITION

        10.1 Warranty. Wavecom warrants to Handspring, its Authorized Manufacturing Partner and their customers that the Products supplied to Handspring or the Authorized Manufacturing Partner under this Agreement shall be free from defects in materials and workmanship, and shall otherwise conform to the express requirements of this Agreement, for a period of [*] after the date of shipment of the Product. If any Product furnished by Wavecom fails to conform to the above warranty, at Handspring's option, taking into account Wavecom's possibilities, Wavecom shall either replace any such defective Product or refund the purchase price in full. All shipping charges for returns of defective Products to Wavecom shall be at Wavecom's expense. If the Product is reasonably demonstrated by Wavecom not to be defective, then Handspring will reimburse Wavecom for the shipping charges. Within fifteen (15) working days after date of receipt of such defective Product or such other reasonable delay agreed between the Parties depending on the quantity of returned Products, Wavecom shall replace the Product or refund Handspring the purchase price in full. This limited warranty does not extend to (1) any Product that has been misused, abused, neglected, or any negligence of Handspring, its Authorized Manufacturing Partner or their customers, (2) any Product serviced by anyone other than an authorized representative of Wavecom, Handspring or a party authorized by Handspring, (3) any failure of the Product to conform to such warranties as a result of improper maintenance, installation or service, operation or use contrary to furnished instructions, (4) the improper transportation or improper storage of any Product or (5) any damages due to Force Majeure.

        10.2 Epidemic Condition. An Epidemic Condition exists when failure reports or statistical samplings show that five percent (5%) or more of the same Product installed or shipped during any one month contain an identical, repetitive defect in Wavecom supplied material and/or workmanship. If during that warranty period Product shows



* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

evidence of an Epidemic Condition, Handspring shall have the right, pending correction of the Epidemic Condition, to postpone further shipments of such Product by giving written notice of such postponement to Wavecom. Such postponement shall temporarily relieve Wavecom of its shipment liability and Handspring of any payment liability for such postponed shipments. Wavecom shall promptly prepare and propose a corrective action plan addressing implementation and procedure milestones for remedying such Epidemic Condition(s). Both parties shall use best efforts to implement the remedy in accordance with the agreed upon schedule.

        10.3 No Other Wavecom Warranties. WAVECOM MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE WHICH WOULD EXTEND BEYOND THE WARRANTIES CONTAINED HEREIN.

11.     GENERAL INDEMNITY

        11.1 Wavecom shall defend, hold harmless and indemnify Handspring, its agents and employees, from any and all suits, losses, expenses, and third party claims, including attorneys fees, provided that any such suit, loss, expense or claim is attributable to bodily injury, sickness, disease, or death, or injury to property which is caused by (i) negligence or wrongful intentional acts of Wavecom, its agents or employees, (ii) defects in the workmanship, materials and design of the Product provided by Wavecom, (iii) failure to comply with federal, state or local laws, or (iv) a breach of this Agreement. Provided, that

               (a)  Wavecom is notified promptly of such claim in writing;

               (b)  Wavecom controls the defense or settlement of the claim; and

               (c) Wavecom is given all necessary authority, information and assistance.

        11.2 Handspring shall defend, hold harmless and indemnify Wavecom, its agents and employees, from any and all suits, losses, expenses and third party claims including attorneys fees, due to any breach of this Agreement by Handspring and/or the Authorized Manufacturing Partner, including any default under any Purchase Order. Provided, that

               (a)  Handspring is notified promptly of such claim in writing;

               (b)  Handspring controls the defense or settlement of the claim;
                    and

               (b) Handspring is given all necessary authority, information and assistance.

12.     INTELLECTUAL PROPERTY RIGHTS AND INDEMNIFICATION

        12.1 Intellectual Property Rights. No right, title or interest in any patents, trademarks, trade names or trade secrets, or in any pattern or design of any such Product, shall pass to Handspring under this Agreement. Nothing in this Agreement or the commercial relationship of the Parties shall be construed as granting either Party rights in the intellectual property of the other.

        12.2 Indemnification. [*]

13.     LIMITATION OF LIABILITY

        13.1 EXCEPT FOR GROSS NEGLIGENCE OR WRONGFUL INTENTIONAL ACTS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE ARISING OUT OF THIS AGREEMENT OR THE SALE OF PRODUCTS, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING THE POSSIBILITY OF NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF THE PARTY HAS BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE, AND EVEN IF ANY OF THE LIMITED REMEDIES IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE.

        13.2. EXCEPT FOR INDEMNIFICATION UNDER SECTION 12 OR BREACH OF SECTION 14 (CONFIDENTIALITY), THE LIABILITY OF WAVECOM ARISING OUT OF THIS AGREEMENT FOR THE SALE OF PRODUCTS SHALL BE LIMITED TO AN AGGREGATE AMOUNT OF [*].

14.     CONFIDENTIALITY

        To protect certain Confidential Information which may be disclosed between them, Wavecom, Handspring and the Authorized Manufacturing Partner agree that they will continue to abide by the terms and conditions of the Mutual Nondisclosure Agreement signed by the Parties, and in addition:

        14.1 The recipient of Confidential Information shall, for a period of five (5) years after the date of termination of the Agreement, not disclose Confidential Information to any third party individual, corporation, or other entity without the prior written consent of the discloser and shall limit its disclosure to its employees having a need to know such information. The recipient shall protect the disclosed confidential


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized dissemination or publication of the Confidential Information as the recipient uses to protect its own confidential information of a like nature.

        14.2 The recipient shall have a duty to protect (a) all Confidential Information (as defined in Section 1.2 above) disclosed by one party to the other party and (b) other information which is (i) disclosed by the discloser in writing and is marked as confidential, or with a similar legend, at the time of disclosure, or which is (ii) disclosed by the discloser in any other manner and is identified as confidential at the time of disclosure and is also summarized and designated as confidential in a written memorandum delivered to the recipient within thirty (30) days of the disclosure.

        14.3 The obligations herein will not apply to any Confidential Information which is (a) available to the public other than by breach of this Agreement by the recipient; (b) right received by the recipient from a third party without confidential limitations; (c) independently developed by the recipient's employees; (d) known to the recipient prior to first receipt of same from discloser; or (e) hereinafter disclosed by the discloser to a third party without restriction on disclosure.

        14.4 Each discloser warrants that it has the right to make the disclosures under this Agreement. Neither party acquires any licenses under any intellectual property rights of the other party under this Agreement except as specifically provided herein.

15.     USE OF LOGO, NAME AND TRADEMARKS

        A Party's use of the trademark, logo or other identification marks of the other Party will only be in a manner directed by such Party. All uses of the other Party's trademarks, logos, other identification marks for advertising, competitions or demonstrations of the Parties work requires the prior written approval of such Party.

16.     TERMINATION

        16.1 Either Party may terminate this Agreement for cause at any time upon written notice if the other Party fails to comply with any material term or condition. The Party not in compliance shall have thirty (30) days after notice to cure any failure and avoid termination.

        16.2 If either Party should be adjudicated bankrupt, or should make a general assignment for the benefit of creditors, or if a receiver should be appointed due to a Party's insolvency, then the other Party may without prejudice to any other right or remedy terminate this Agreement or any Purchase Order issued hereunder upon seven (7) days prior written notice.

17.     GENERAL

        17.1 Force Majeure. Neither party will be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of a Force Majeure, provided that such party gives the other party written notice thereof promptly and, in any event, within fifteen (15) days after discovery thereof and uses its best efforts to continue to so perform or cure. In the event of such a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure. Handspring or its Authorized Manufacturing Partner may at its option, cancel the affected Purchase Order(s) upon notice of a Force Majeure, and obtain the Products from an alternate source without liability of Handspring to Wavecom.

        17.2 Assignment. The rights and liabilities of the parties hereto will bind and inure to the benefit of their respective successors, executors and administrators, as the case may be. Neither party may assign or delegate its obligations, other than as specified herein, under this Agreement either in whole or in part, without the prior written consent of the other party. Any attempted assignment in violation of the provisions of this Section 17.2 will be void.

        17.3 Severability. If any term or provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, this fact shall not invalidate the rest of this Agreement, which shall remain in full force and effect if such invalid or unenforceable term or provision had not been part of this Agreement.

        17.4 No Waiver. All rights and remedies conferred under this Agreement or by any other instrument or law shall be cumulative, and may be exercised singularly or concurrently. Failure by either party to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or any other provision.

        17.5 Notices. All notices required or permitted under this Agreement will be in writing, will reference this Agreement and will be deemed given: (a) when delivered personally; (b) when sent by confirmed telex or facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a commercial overnight carrier, with written verification of receipt. All communications will be sent to the addresses set forth below to or such other address as may be designated by a party by giving written notice to the other party pursuant to this Section 17.5:

HANDSPRING:                              WAVECOM:
Handspring, Inc.                         Wavecom Inc
189 Bernardo Avenue                      610 West Ash Street, Suite 1400
Mountain View, CA  94043                 San Diego, CA 92101
Attn: Mike Gallucci, VP Manufacturing    Attn: Chief Operating Officer

with a copy to:                          with a copy to:

Handspring, Inc.                         Wavecom SA
189 Bernardo Avenue                      39, rue du Gouverneur General Eboue
Mountain View, CA  94043                 92442 Issy-les-Moulineaux cedex, France
Attn: David Pine, VP General Counsel     Attn: General Counsel urgent notice

        17.6 Survival. The obligations of the parties under Sections 2.2, 2.5, 3.2, 8.2, 9, 10.1, 11, 12, 13, 14, 15, and 17 shall survive any termination of this Agreement. Notwithstanding the foregoing, in the event that Wavecom terminates this Agreement due to material breach by Handspring and/or the Authorized Manufacturing Partner, then the warranty set forth in Section 10.1 shall not survive termination of this Agreement as it relates to the Products that are the subject of the breach.

        17.7 Compliance with Laws and Regulations. Wavecom agrees to comply with all Federal, State and local laws and regulations that are applicable to the Products and their installation for each country in which the Products are intended for delivery.

        17.8 Governing Law; Dispute Resolution.

               (a) Disputes. This Agreement and any Purchase Orders for Products shall be governed by and construed in accordance with, and any and all disputes, controversies, claims, or differences ("Disputes") arising out of, relating to, or having any connection with this Agreement (including any question relating to its existence, validity, interpretation, performance, or termination) shall (i) be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties, and (ii) be referred to and finally resolved by arbitration conducted in accordance with this Section 17.8. THE PARTIES HEREBY EXCLUDE APPLICATION OF THE UNITED NATIONS CONVENTION ON THE INTERNATIONAL SALE OF GOODS.

               (b) Amicable Resolution. The parties shall use their best efforts to resolve amicably any Dispute relating to this Agreement or any Purchase Order. If either party gives written notice to the other party that a Dispute has arisen, and the parties are unable within twenty (20) days of such written notice to resolve the Dispute, then it shall be referred to the Chief Executive Officers (or their designees) of the respective parties. If the Chief Executive Officers (or their designees) of the respective companies are unable within twenty (20) days to resolve the Dispute, then either party may submit the Dispute to arbitration in accordance with the provisions of Section 17.8(c).

               (c) Arbitration.

                      (i) All Disputes shall be referred to and finally resolved by arbitration in the city of San Francisco, State of California in the United States, under the Commercial Arbitration Rules of the American Arbitration Association, conducted in English by one arbitrator appointed in accordance with such rules.

                      (ii) Any decision of the arbitrators shall be final, conclusive and binding on the parties, and (except for Section 17.8(d)) the parties agree so far as lawfully possible to exclude any right of application or appeal to any courts (U.S., French or other) in connection with any question of law or fact arising in the arbitration or in connection with any award or decision made by the arbitrators, except as may be necessary to enforce such award or decision.

               (d) Injunctive Relief. Notwithstanding anything to the contrary herein, either party may apply to a court of competent jurisdiction in the State of California for an order for interim injunctive relief pending final determination of their respective rights and obligations by arbitration in accordance with Section 17.8(c) (an "Interim Order"), provided that:

                      (i) any such application for an Interim Order shall be made in cases of when the applying party would suffer irreparable harm by waiting for a final determination in arbitration; and

                      (ii) the party applying for such Interim Order shall forthwith upon the grant (if any) of the Interim Order shall commence arbitration proceedings in accordance with Section 17.8, in order to obtain a final determination of the Dispute(s) before the court leading to the grant the Interim Order and, if necessary, apply to stay all further proceedings before the court in order to do so.

               (e) Waiver of Objections. Each of the parties hereby irrevocably:

                      (i) waives (and irrevocably agrees not to raise) any objection which it may have now or hereafter to Disputes being resolved as provided in this article and any claim of forum non conveniens; and

                      (ii) agrees that a judgment in any arbitration proceedings brought pursuant to this section shall be conclusive and binding upon it and may be enforced against it in the courts of any jurisdiction.

               (f) Confidentiality. All proceedings, decisions and awards of the tribunal shall be confidential, to the extent permitted by law, and shall not be made public by either party or the arbitrators without the prior written consent of both parties unless such public disclosure is required by law.

         17.9 Interpretation. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party. The headings and captions are included for reference purposes only and do not affect the interpretation of the provisions hereof. When used herein, the word "including" will not be construed as limiting.

        17.10 Complete Agreement. This Agreement, including all Exhibits and any Purchase Orders issued hereunder, and the separate Mutual Non-Disclosure Agreement entered into between the parties, constitute the entire agreement between the parties in connection with the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties. In the event of a conflict, this Agreement shall take precedence over the preprinted terms and conditions on Handspring's or the Authorized Manufacturing Partner Purchase Order or any acknowledgement of Wavecom. No amendment to or modification of this Agreement will be binding unless in writing and signed by a duly authorized representative of both parties.

        17.11 Press Releases. (a) Notwithstanding any other provisions of this Agreement, Handspring acknowledges that Wavecom S.A., the parent company of Wavecom is listed on both the NASDAQ and the Nouveau Marche Exchanges and that Wavecom is released from the provisions of Sections 14 and 15 to the extent necessary to comply with the requirements of those Exchanges, of any relevant regulations and of the law generally; (b) Wavecom S.A. may make press releases and announcements relating to the subject matter of this Agreement in forms to be agreed from time to time between Wavecom and Handspring, with Handspring's agreement not to be unreasonably withheld.

        17.12 Exportation. Before exporting its products, or any system incorporating them, Handspring shall obtain the necessary license from the European Union authorities and any other required countries.



        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.



HANDSPRING, INC.                             WAVECOM INC.

By: /s/ Michael Gallucci                     By: /s/ H. Neoman
   --------------------------------             --------------------------------

Name: Michael Gallucci                       Name: H. Neoman
     ------------------------------               ------------------------------

Title: VP, Manufacturing                     Title: COO
      -----------------------------                -----------------------------

Date: August 22, 2001                        Date: August 22, 2001
     ------------------------------               ------------------------------

                                    EXHIBIT A

WISMO3-2 PRODUCT DESCRIPTION

--------------------------------------------------------------------------------
[*]                                     [*]
--------------------------------------------------------------------------------

AUTHORIZED MANUFACTURING PARTNER:

Company:       Solectron (de Mexico)
Address:       Prol. Av. Lopez Mateos Sur No 2915
               Tlajomulco de Zuniga, Jalisco, Mexico
Contact:       Name:  Manuel Ochoa
               Phone:  011-523-818-4200
               Fax:  011-523-818-5234
               E-mail: manuelochua@gd.slr.com

NRE COSTS

The cost for FTA preparation for Manhattan version is [*] USD for 900/1800-frequency module, and [*] USD for the 900/1900-frequency module, Additional fees will be charged for Shea version as applicable. These fees do not include ETS (test house) certification fees.

Payment terms for FTA preparation are as follows:

Wavecom shall submit its invoices for services in the manner described below. An invoice is required for every payment made hereunder. Payment terms are net thirty (30) days after Handspring's receipt of invoice. Wavecom shall submit invoices according to the following schedule:

        50% payable upon Wavecom's receipt of Handspring's prototypes 50% payable upon final FTA approval

 The cost of the Starter Kit is [*]USD. This cost includes the technical support.

PURCHASE PRICE

The purchase prices of the Products Ex Works France shall be step-priced during the life of the Agreement as follows:



* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

           ---------------------------------------------------------------
                     QUANTITY PURCHASED                 UNIT PRICE
           ---------------------------------------------------------------
           [*]                                    [*]
           ---------------------------------------------------------------
           [*]                                    [*]
           ---------------------------------------------------------------
           [*]                                    [*]
           ---------------------------------------------------------------
           [*]                                    [*]
           ---------------------------------------------------------------

Currency: United States Dollars



* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.